EXHIBIT 10.5
            2024 Omnibus Award Plan

Stock Option Award Certificate
Subject to the terms and conditions set forth in this certificate,
/$ParticipantName$/ has been awarded an Option to purchase /$AwardsGranted$/ shares of Common Stock as follows:
Grant Date: /$GrantDate$/
Expiration Date: /$ExpirationDate$/
Purchase Price Per Share: /$GrantPrice$/
Vests: as set forth in your Equity Plan account for this Option grant
Stanley Black & Decker, Inc.
As a member of the Stanley Black & Decker team, your skills and contributions are vital to our Company’s and its Shareholders’ continued success. This award of stock options provides you with the opportunity to earn significant financial rewards for your efforts and contributions to making Stanley Black & Decker the most successful company it can be.

NON-QUALIFIED STOCK OPTION TERMS
1.Grant of Option. This certifies that Stanley Black & Decker, Inc. (the “Company”) has on the Grant Date granted to the Participant named above in this Award Certificate the option (the “Option”) to purchase, on or before the Expiration Date at the Purchase Price per Share of the Company’s common stock, par value $2.50 per share (the “Common Stock”) all as set forth in this Award Certificate. The Option is granted subject to the following terms and conditions and the terms and conditions of the Company’s 2024 Omnibus Award Plan, as amended from time to time (the “Plan”). A copy of the Plan is available upon request. In the event of any conflict between the terms of the Plan and this Award Certificate, the terms of the Plan shall govern. For purposes of this Award Certificate, if the Participant is not employed by the Company, “Employer” means the Affiliate that employs the Participant. All capitalized terms used in this Award Certificate which are not defined in this Award Certificate (including Section 17 herein) shall have the meanings given them in the Plan unless the context clearly requires otherwise.
2.Vesting; Exercisability. Subject to the terms and conditions of this Award Certificate and the Plan, the Option shall vest and become exercisable in the amounts and on the first anniversary of the date of grant, provided the Participant remains continuously employed by the Company or an Affiliate until the applicable vesting date. Once vested, the vested portion of the Option may be exercised, from time to time, from the applicable vesting date until the earlier of (i) the Expiration Date or (ii) the applicable date described below in Section 4 regarding termination of employment. Shares of Common Stock may be purchased hereunder only to the extent that this Option has become vested.
3.Termination of Employment.
(a)General. If, prior to vesting of the Option pursuant to Section 2, the Participant ceases to be continuously employed by either the Company or an Affiliate for any reason other than as provided below in this Section 3, then the unvested portion of the Option shall be immediately and irrevocably forfeited. Approved leaves of absence or employment transfers between the Company or an Affiliate (or vice versa) shall not be deemed terminations or interruptions of employment for vesting of the Option.
(b)Death and Disability. Upon the Participant’s death or if the Participant’s employment is terminated as a result of the Participant’s Disability, the Option shall become immediately vested in full.
(c)Retirement. Upon the Participant’s Retirement, the Option shall become immediately vested in full.
(d)Divestiture. If, prior to the vesting date for any portion of the Option, the Participant’s employment with the Company and its Affiliates terminates as a result of a Qualifying Divestiture Termination, then a pro-rata portion of each unvested tranche of the Options shall become immediately vested in an amount equal to (i) the total number of Options in such tranche subject to this Award Certificate, multiplied by (ii) a fraction, the numerator of which is the number of the Participant’s completed full months of service from the Grant Date to the date of the Qualifying Divestiture Termination and the denominator of which is the number of full months between the Grant Date to the originally scheduled vesting date of such tranche under this Award Certificate. Any Options remaining unvested as of the date of the Participant’s termination due to the Divestiture after the application of this Section 3(d) will be forfeited.
4.Exercisability Following Termination of Employment. Notwithstanding any other provisions:
(a)General. If the Participant ceases to be continuously employed by either the Company or an Affiliate for any reason other than Retirement, death, Disability, the Participant may exercise the portion of the Option that has become vested as of the Participant’s termination date (after giving effect to Section 3) until the earlier of (i) the Expiration Date or (ii) 60 days following such termination date.
(b)Retirement, death, and Disability. If the Participant’s employment terminates due to Retirement, death or Disability, the Participant (or, following the Participant’s death, the person designated in the Participant’s last will and testament or if no person is designated, the Participant’s estate) may exercise the vested Option until the Expiration Date.
(c)Company Obligation. In the event the Option is exercised by the executors, administrators, legatees or distributees of the estate of the Participant, the Company shall be under no obligation to issue shares unless the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the Participant’s estate or the proper legatees or distributees thereof.
5.Process of Exercise. The vested portion of the Option may be exercised, in whole or in part, by written notification to the Company’s Treasurer at the Company’s executive offices in New Britain, Connecticut, or by any other procedure established by the Company from time to time. Such notification shall (i) specify the number of shares of Common Stock with respect to which the Option is being exercised, and (ii) be accompanied by payment for such shares of Common Stock. Such notification shall be effective upon its receipt by the Treasurer or any other party designated by the Treasurer on or before the Expiration Date. The Option may not be exercised with respect to a fractional share or with respect to the lesser of 100 shares or the balance of the shares then covered by the Option. In the event the Expiration Date falls on a day which is not a regular business day at the Company’s executive offices in New Britain, Connecticut, then such written notification must be received at such office on or before the last regular business day prior to the Expiration Date. Payment is to be made by check payable to the order of Stanley Black & Decker, Inc. or by one of the alternative methods of payment described in the Plan and acceptable to the Committee. No shares of Common Stock shall be issued on exercise of the Option until full payment for such shares of Common Stock has been made and all checks delivered in payment therefor have been collected. The Participant shall not have any rights of a shareholder with respect to the Option, including but not limited to, the right to vote or to receive dividends, until stock certificates have been issued to the Participant or the Participant’s ownership has been otherwise recorded.
6.Transferability. Except as otherwise provided in the Plan, the Option is not transferable by the Participant otherwise than (a) by will or by the laws of descent and distribution, (b) pursuant to a domestic relations order, or (c) following the Participant’s Retirement, in whole or in part and without payment of consideration, to the Participant’s Immediate Family Members. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. The Company reserves the right to charge administrative fees in respect of such transfers.
7.Income Tax Matters.
(a)Regardless of any action the Company or the Employer takes with respect to any or all income tax (including U.S. federal, state and local taxes or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant of the Option, the exercise of the Option, the subsequent sale of any shares of Common Stock acquired pursuant to the Option and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.
(b)Prior to the delivery of shares of Common Stock upon the exercise of the Option, if the Participant’s country of residence (and country of employment, if different) requires withholding of Tax-Related Items, the Company may withhold a sufficient number of whole shares of Common Stock otherwise issuable upon the exercise of the Option that have an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the shares of Common Stock. Depending on the withholding method specified in the Plan, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including maximum applicable rates. The cash equivalent of the shares of Common Stock withheld will be used to settle the obligation to withhold the Tax-Related Items. In the event that the withholding of shares of Common Stock becomes prohibited under applicable law or otherwise may trigger adverse consequences to the Company or the Employer, the Company and the Employer may withhold the Tax-Related Items required to be withheld with respect to the shares of Common Stock in cash from the Participant’s regular salary and/or wages or any other amounts payable to the Participant, or may require the Participant to personally make payment of the Tax-Related Items required to be withheld. In the event the withholding requirements are not satisfied through the withholding of shares of Common Stock by the Company or through the withholding of cash from the Participant’s regular salary and/or wages or other amounts payable to the Participant, no shares of Common Stock will be issued to the Participant (or the Participant’s estate) upon exercise of the Option unless and until satisfactory arrangements (as determined by the Committee) have been made by the Participant with respect to the payment of any Tax-Related Items that the Company or the Employer determines, in its sole discretion, must be withheld or collected with respect to such Option. If the obligation for the Participant’s Tax-Related Items is satisfied by withholding a number of shares of Common Stock as described herein, the Participant shall be deemed to have been issued the full number of shares of Common Stock issuable upon exercise, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying the Tax-Related Items due as a result of the exercise or any other aspect of the Option.
(c)The Participant will pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan or the Participant’s acquisition of shares of Common Stock that cannot be satisfied by the means described herein. The Company may refuse to deliver any shares of Common Stock due upon exercise of the Option if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items as described herein. If the Participant is subject to taxation in more than one country, the Participant acknowledges that the Company, the Employer or one or more of their respective Affiliates may be required to withhold or account for Tax-Related Items in more than one country. The Participant hereby consents to any action reasonably taken by the Company and the Employer to meet the Participant’s obligation for Tax-Related Items. By accepting this Option, the Participant expressly consents to the withholding of shares of Common Stock and/or withholding from the Participant’s regular salary and/or wages or other amounts payable to the Participant as provided for hereunder. All other Tax-Related Items related to the Option and any shares of Common Stock delivered in payment thereof shall be the Participant’s sole responsibility.
8.Legal and Tax Compliance; Cooperation. If the Participant is a resident and/or employed outside of the United States, the Participant agrees, as a condition of the grant of the Option, to repatriate all payments attributable to the shares of Common Stock acquired under the Plan (including, but not limited to, any proceeds derived from the sale of the shares of Common Stock acquired pursuant to the Option) if required by and in accordance with local foreign exchange rules and regulations in the Participant’s country of residence (and/or country of employment, if different). In addition, the Participant also agrees to take any and all actions, and consents to any and all actions taken by the Company and its Affiliates, as may be required to allow the Company and its Affiliates to comply with local laws, rules and regulations in the Participant’s country of residence (and/or country of employment, if different). Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal and tax obligations under local laws, rules and regulations in the Participant’s country of residence (and/or country of employment, if different).
9.Data Privacy. The Company is located at 1000 Stanley Drive, New Britain Connecticut 06053 U.S.A. and grants Options to acquire shares of Common Stock under the Plan to employees of the Company and its Affiliates, at its sole discretion. In accepting the Option granted under the Plan, the Participant should carefully review the following information about the Company’s data processing practices.

(a)Data Collection, Processing and Usage. The Company collects, processes and uses personal data of employees, including name, home address, email address and telephone number, date of birth, social insurance, passport or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Options to acquire shares of Common Stock canceled, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant or, if different, the Employer (“Personal Information”). If the Company grants the Participant an Option under the Plan, then the Company will collect the Participant’s Personal Information for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s legal basis for collecting, processing and using the Participant’s Personal Information will be the Company’s necessity to execute its contractual obligations under this Award Certificate and to comply with its legal obligations.
(b)Stock Plan Administration Service Providers. The Company transfers the Participant’s Personal Information as necessary and appropriate to Bank of America Merrill Lynch and its affiliates (“BAML”), an independent service provider based in the United States which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share the Participant’s data with another company that serves in a similar manner. BAML will open an account for the Participant to receive and trade shares of Common Stock the Participant acquires under the Plan. The Participant will be asked to agree to separate terms and data processing practices with BAML, which is a condition of the Participant’s ability to participate in the Plan.
(c)International Data Transfers. The Participant’s Personal Information may be transferred to or otherwise processed in the United States or other jurisdictions besides the Participant’s own. The Participant should note that the Participant’s country of residence (and country of employment, if different) may have enacted data privacy laws that are different from those of the recipient country. Such transfers will be made pursuant to Company policies and data protection measures as detailed in the Company’s Employee Privacy Policy, available by contacting the Participant’s local HR manager or Global Privacy Office.
(d)Data Retention. The Company will use the Participant’s Personal Information as long as is necessary to implement, administer and manage the Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. When the Company no longer needs the Participant’s Personal Information, the Company will remove it from its systems.
(e)Voluntariness. The Participant’s participation in the Plan is purely voluntary. If the Participant elects not to participate in the Plan, the Participant’s decision would not affect the Participant’s salary as an employee of the Employer or the Participant’s career; the Participant would merely forfeit the opportunities associated with the Plan.
(f)Individual Rights. The Participant may have a number of rights under data privacy laws in the Participant’s country of residence (and country of employment, if different). Depending on where the Participant is based, the Participant’s rights may include the right to (i) request access or copies of Personal Information the Company processes pursuant to this Award Certificate, (ii) request to rectify incorrect Personal Information, (iii) request to delete Personal Information, (iv) request to restrict Personal Information processing, and/or (v) lodge complaints with competent authorities in the Participant’s country of residence (and country of employment, if different). To receive clarification regarding the Participant’s rights or to exercise the Participant’s rights, the Participant should contact the Participant’s local HR department. A response to the Participant’s request will be provided consistent with applicable law.
(g)SBD Employee Privacy Notice. All collection and use of the Participant’s Personal Information under this Notice is made pursuant to the Company’s Employee Privacy Notice (the “Privacy Notice”), which the Participant has previously received. Please see the Privacy Notice for additional information on the Company’s policies regarding data retention, data security and other important information.

By accepting the Option as granted under the Plan, the Participant explicitly declares that the Participant has been informed about the collection, processing and use of the Participant’s Personal Information by the Company and the transfer of the Participant’s Personal Information to the recipients mentioned above, including recipients located in countries that have different data protection rules than in the Participant’s country of residence.

10.Insider Trading/Market Abuse Laws. By participating in the Plan, the Participant agrees to comply with the Company’s policy on insider trading (to the extent that it is applicable to the Participant). The Participant further acknowledges that, depending on the Participant’s or the Participant’s broker’s country of residence or where the shares of Common Stock are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to purchase shares of Common Stock (e.g., Option) or rights linked to the value of shares of Common Stock, during such times the Participant is considered to have “inside information” regarding the Company as defined by the laws or regulations in the Participant’s country of residence (or country of employment, if different). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant places before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (a) disclosing the inside information to any third party (other than on a “need to know” basis) and (b) “tipping” third parties or causing them otherwise to buy or sell securities. The Participant understands that third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company’s insider trading policy. The Participant acknowledges that it is the Participant’s personal responsibility to comply with any applicable restrictions, and that the Participant should consult with the Participant’s personal advisor on this matter.
11.Private Placement. If the Participant is a resident and/or employed outside of the United States, the Participant acknowledges that the grant of the Option is not intended to be a public offering of securities in the Participant’s country of residence (country of employment, if different). The Participant further acknowledges that the Company has not submitted any registration statement, prospectus or other filing with any securities authority other than the U.S. Securities and Exchange Commission with respect to the grant of the Option, unless otherwise required under local law. No employee of the Company is permitted to advise the Participant on whether the Participant should acquire shares of Common Stock under the Plan or provide the Participant with any legal, tax or financial advice with respect to the grant of the Option. The acquisition of shares of Common Stock involves certain risks, and the Participant should carefully consider all risk factors and tax considerations relevant to the acquisition of shares of Common Stock under the Plan and the disposition of them. Further, the Participant should carefully review all of the materials related to the Option and the Plan, and the Participant should consult with the Participant’s personal legal, tax and financial advisors for professional advice in relation to the Participant’s personal circumstances.
12.Other. The Company shall not be required to issue any certificate or certificates for shares of Common Stock upon settlement of the Options (i) if the Common Stock is not listed on any national securities exchange, (ii) prior to the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or rulings or regulations of any governmental regulatory body, and (iii) prior to the Company obtaining any consent or approval or other clearance from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable. Shares of Common Stock to be issued in respect of Options will be issued only in compliance with the Securities Act of 1933, as amended (the “Act”), and any other applicable securities laws, and the Participant shall comply with any requirements imposed by the Committee under such laws. If the Participant qualifies as an “affiliate” (as that term is defined in Rule 144 (“Rule 144”) promulgated under the Act), upon demand by the Company, the Participant (or any person acting on the Participant’s behalf) shall deliver to the Treasurer at the time of settlement of the Options a written representation that the Participant will acquire shares of Common Stock pursuant to the Plan for the Participant’s own account, that the Participant is not taking the shares with a view to distribution and that the Participant will dispose of the shares of Common Stock only in compliance with Rule 144.

13.No Right to Continued Employment. The Option does not confer upon the Participant any right with respect to continuation of employment with the Company or any Affiliate, nor will not interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s employment at any time.
14.Governing Law; Venue. The Plan, this Award Certificate and all determinations made and actions taken pursuant to the Plan or Award Certificate shall be determined in accordance with the laws of the State of Connecticut and applicable Federal law. Any disputes regarding this Option, the Award Certificate or the Plan shall be brought only in the United States in the state or federal courts of the State of Connecticut.
15.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Option or other Options granted to the Participant under the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
16.Binding Effect. The grant of this Option shall be binding and effective only if this Award Certificate is executed by or delivered on behalf of the Company.
17.Definitions. As used in this Award Certificate:
(a)“Disability” has the meaning provided in Section 22(e)(3) of the Code, or any successor provision.
(b)“Divestiture” means the consummation of a sale or other disposition of a subsidiary, division, business unit, or other organizational unit, whether such disposition is effected by means of a sale of assets, a sale of subsidiary equity or other ownership interest, or otherwise, in each case that is designated by the Company, in its sole discretion, as a “Divestiture.” For the avoidance of doubt, any transaction that is a Change in Control shall not constitute a Divestiture.
(c)“Qualifying Divestiture Termination” means a termination of the Participant’s employment with the Company and its Affiliates in connection with a Divestiture as a result of (i) the Participant becoming employed by the purchaser in such Divestiture or its affiliate immediately following the Divestiture; (ii) the Participant not receiving qualifying offer of employment from the purchaser in such Divestiture or its affiliate, as determined by the Company, in its sole discretion; or (iii) Participant’s employing entity ceasing to be an Affiliate of the Company as a result of the Divestiture.
(d)“Retirement” means the Participant’s termination of employment with the Company and each of its Affiliates on or after September 30, 2026 and after (i) attaining the age of 55 and completing 10 years of service, or (ii) attaining the age of 60 and completing five or more years of service.
18.English Language. If the Participant is resident and/or employed outside of the United States, the Participant acknowledges and agrees that it is the Participant’s express intent that this Award Certificate, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Option, be drawn up in English. If the Participant has received this Award Certificate, the Plan or any other documents related to the Option translated into a language other than English, and if the meaning of the translated version is different from the English version, the meaning of the English version shall control.
19.Clawback/Recoupment Policy. Notwithstanding any other provision of this Award Certificate to the contrary, the Participant acknowledges and agrees that all shares of Common Stock acquired pursuant to the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy of the Company currently in effect or as may be adopted by the Company, to the extent applicable (including, without limitation, the Stanley Black & Decker, Inc. Financial Statement Compensation Recoupment Policy) and, in each case, as may be amended from time to time. No such policy adoption or amendment shall require the Participant’s prior consent. For purposes of the foregoing, the Participant expressly and explicitly authorizes (i) the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Committee to hold the Participant’s shares of Common Stock, and other amounts acquired under the Plan to re-convey, transfer or otherwise return such shares of Common Stock and/or other amounts to the Company, and (ii) the Company’s recovery of any covered compensation through any method of recovery that the Company deems appropriate, including without limitation by reducing any amount that is or may become payable to the Participant. The Participant further agrees to comply with any request or demand for repayment by any Affiliate in order to comply with such policies or applicable law. To the extent that the terms of this Award Certificate and any Company recoupment policy conflict, the terms of the recoupment policy shall prevail.
20.Addendum. Notwithstanding any provisions of this Award Certificate to the contrary, the Option shall be subject to any special terms and conditions for the Participant’s country of residence (and country of employment, if different), as are set forth in an applicable Addendum to this Award Certificate. Further, if the Participant transfers residence and/or employment to another country reflected in an Addendum to this Award Certificate, the special terms and conditions for such country will apply to the Participant to the extent the Company determines, in its discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules, and regulations or to facilitate the operation and administration of the Option and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). Any applicable Addendum shall constitute part of this Award Certificate.
21.Additional Requirements; Amendments. The Company reserves the right to impose other requirements on the Option, any shares of Common Stock acquired pursuant to the Option and the Participant’s participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Option and the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing. In addition, the Company reserves the right to amend the terms and conditions reflected in this Award Certificate, without the Participant’s consent, either prospectively or retroactively, to the extent that such amendment does not materially affect the Participant’s rights under the Option except as otherwise permitted under the Plan or this Award Certificate.
22.Nature of the Grant. In accepting the Option, the Participant hereby acknowledges that:
(a)the Plan is established voluntarily by the Company, is discretionary in nature and may be terminated, suspended or amended by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the Option is voluntary and does not create any contractual or other right to receive future Options or benefits in lieu of an Option, even if Options have been granted in the past;
(c)all decisions with respect to future Options or other grants, if any, will be at the sole discretion of the Company;
(d)the grant of the Options and the Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any other Affiliate shall not interfere with the ability of the Company, the Employer or any other Affiliate to terminate the Participant’s employment relationship (if any);
(e)the Participant is voluntarily participating in the Plan;
(f)the Option and any shares of Common Stock acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;
(g)the Option and any shares of Common Stock acquired under the Plan, and the income from and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which are outside the scope of the Participant’s employment and the Participant’s employment contract, if any;

(h)the Option and any shares of Common Stock acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, leave-related payments, holiday top-up, pension or retirement or welfare benefits or similar mandatory payments;
(i)the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty and the value of such shares of Common Stock acquired under the Plan may increase or decrease in the future;
(j)no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of the Participant’s status as an employee (regardless of the reason for the termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any);
(k)on the date of termination of the Participant’s status as an employee (regardless of the reason for the termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), the Participant’s right to participate in the Plan, if any, will terminate (for purposes of the foregoing, the Committee shall have exclusive discretion to determine the effective date the Participant is no longer an employee);
(l)neither the Company, the Employer nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the shares of Common Stock acquired or sold under the Plan;
(m)in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option, or recoupment of any shares of Common Stock acquired under the Plan, or diminution in value of the Option or shares of Common Stock acquired upon vesting of the Option resulting from (A) termination of employment by the Company or the Employer, as applicable (for any reason whatsoever and whether or not in breach of applicable labor laws), and / or (B) the application of any recoupment policy or any recovery or clawback policy otherwise required by law, and the Participant hereby irrevocably releases the Company, the Employer and any Affiliates from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by acceptance of the Option, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such claim; and
(n)in the event of termination of the Participant’s employment with the Company (whether or not in breach of local labor laws), the Participant’s right to receive the Option and vest in the Option under the Plan, if any, will terminate effective as of the date of termination of the Participant’s active employment as determined in the discretion of the Committee unless otherwise provided in this Award Certificate or the Plan; furthermore, in the event of termination of the Participant’s employment (regardless of any contractual or local law requirements), the Participant’s right to vest in the Option after such termination, if any, will be measured by the date of termination of the Participant’s active employment; the Committee will have the discretion to determine the date of termination of the Participant’s active employment for purposes of the Option.
23.Section 409A. For the avoidance of doubt, if the Participant is subject to U.S. income taxation and is a “specified employee” (within the meaning of Section 409A of the Code) at the time of the Participant’s separation from service, and the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled settlement date, but will instead pay it, without interest, on the first business day of the seventh month after the Participant’s separation from service or, if earlier, on the Participant’s death. In addition, if the Participant is subject to U.S. income taxation and the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation, any vesting and settlement acceleration of such deferred compensation upon the Participant’s termination of employment shall not be effective unless such termination of employment also constitutes a separation from service under Section 409A of the Code.
24.Acceptance. By electronically accepting the grant of this Option, the Participant affirmatively and expressly acknowledges that the Participant has read this Award Certificate, the Addendum to the Award Certificate (as applicable) and the Plan, and specifically accepts and agrees to the provisions therein. The Participant also affirmatively and expressly acknowledges that the Company, in its sole discretion, may amend the terms and conditions reflected in this Award Certificate without the Participant’s consent, either prospectively or retroactively, to the extent that such amendment does not materially impair the Participant’s rights under the Option, and the Participant agrees to be bound by such amendment regardless of whether notice is given to the Participant of such change.
25.Miscellaneous. All decisions or interpretations of the Committee with respect to any question arising under the Plan or this Option shall be binding, conclusive and final. The waiver by the Company of any provision of this Option shall not operate as or be construed to be a subsequent waiver of the same provision or of any other provision of the Option. The Participant agrees to execute such other agreements, documents or assignments as may be necessary or desirable to effect the purposes of this Option.
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